Exhibit 99.1

ReShape Lifesciences Announces Fourth Quarter and Full Year 2019 Financial Results

San Clemente, CA March 26, 2020 – ReShape Lifesciences Inc. (OTCQB: RSLS), a leading developer and distributor of minimally invasive medical devices to treat obesity and metabolic diseases, today reported financial results for the three months and full year ended December 31, 2019.

Recent Highlights and Accomplishments

•	Recognized revenue of $4.1 million in the fourth quarter of 2019 and $15.1 million for the full year 2019, growing full year 2019 U.S. Lap-Band sales and reversing years of declining revenues
•	Implemented cost savings initiatives resulting in a 3-times reduction of net cash burn
•	Expanded Lap-Band System presence through new digital media launches and private presentations of long-term safety and efficacy data at key international surgical conferences
•	Completed transition of international Lap-Band System sales to ReShape and established key distributor relationships
•	Continued enrollment of patients for the Endure clinical study of the ReShape Gastric Vest in Europe
•	Removed and converted warrant liability to a $50.0 million net equity improvement, thus improving balance sheet and taking shareholder equity from negative to positive
•	Completed recent $3.5 million term loan financing in March 2020

“2019 was a transformational year for ReShape. We made great strides with our new technology, team and strategy,” said Bart Bandy, President and Chief Executive Officer at ReShape Lifesciences. “We have successfully reengaged the bariatric community with a comprehensive Lap-Band product and service offering, resulting in the growth of US sales after years of decline. In addition, we took significant steps to reduce expenses and strengthen our balance sheet to position the company for future growth and we remain confident that we can continue to drive sales and offer addtional comprehensive solutions to expand our presence as a preferred corporate partner for weight-loss surgeons and their teams.”

Fourth Quarter 2019 Financial Results

Revenue for the three months ended December 31, 2019, was $4.1 million compared to $3.5 million in revenues for the three months ended September 30, 2019.

Gross profit for the fourth quarter of 2019 was $2.1 million compared to $2.1 million for the three months ended September 30, 2019.

Sales and marketing expenses for the three months ended December 31, 2019 were $1.5 million compared to $0.9 million for the three months ended September 30, 2019.

General and administrative expenses were $3.0 million for the fourth quarter of 2019 compared to $4.4 million for the three months ended September 30, 2019.

Research and development expenses were $0.2 million for the fourth quarter of 2019 compared to $0.9 million for the three months ended September 30, 2019.

Non-GAAP adjusted EBIDTA loss was $1.4 million for the fourth quarter of 2019 compared to a loss of $4.0 million for the three months ended September 30, 2019.

Full Year 2019 Financial Results

Revenue for 2019 was $15.1 million compared to $0.6 million in revenues for 2018.

Gross profit for 2019 was $9.3 million compared to $0.4 million for 2018.

Sales and marketing expenses were $4.8 million for 2019 compared to $5.2 million for 2018.

General and administrative expenses were $17.2 million for 2019 compared to $14.0 million for 2018.

Research and development expenses were $3.1 million for 2019 compared to $5.7 million for 2018.

Non-GAAP adjusted EBITDA loss was $11.6 million for 2019 compared to a loss of $21.0 million for 2018.

As of December 31, 2019, the Company had cash and cash equivalents and restricted cash totaling $3.0 million, net of their $2.0 million scheduled payment for the purchase of the Lap-Band System.

Conference Call

Management will host an investment community conference call today beginning at 1:30 p.m. Pacific Time 4:30 p.m. Eastern Time. Individuals interested in listening to the conference call may do so by dialing (877)280-7473 for domestic callers or (707)287-9370 for international callers, using Conference ID: 7189904. To listen to a live webcast or a replay, please visit the investor relations section of the Company website at: http://ir.reshapelifesciences.com/.

About ReShape Lifesciences Inc.

ReShape Lifesciences™ is a medical device company focused on technologies to treat obesity and metabolic diseases. The FDA-approved LAP-BAND® Adjustable Gastric Banding System is designed to provide minimally invasive long-term treatment of severe obesity and is an alternative to more invasive surgical stapling procedures such as the gastric bypass or sleeve gastrectomy. The ReShape Vest™ System is an investigational, minimally invasive, laparoscopically implanted medical device that wraps around the stomach, emulating the gastric volume reduction effect of conventional weight-loss surgery, and is intended to enable rapid weight loss in obese and morbidly obese patients without permanently changing patient anatomy.

Forward-Looking Safe Harbor Statement:

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by the use of words such as "expect," "plan," "anticipate," "could," "may," "intend," "will," "continue," "future," other words of similar meaning and the use of future dates.  These forward-looking statements are based on the current expectations of our management and involve known and unknown risks and uncertainties that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others: risks and uncertainties related to our acquisition of the LAP-BAND system; our ability to continue as a going concern if we are unable to improve our operating results or obtain additional financing; risks related to ownership of our securities as a result of our delisting from the Nasdaq Capital Market; our proposed ReShape Vest product may not be successfully developed and commercialized; our limited history of operations; our losses since inception and for the foreseeable future; our limited commercial sales experience; the competitive industry in which we operate; our dependence on third parties to initiate and perform our clinical trials; the need to obtain regulatory approval for our ReShape Vest and any modifications to our vBloc system and LAP-BAND system; physician adoption of our products; our ability to obtain third party coding, coverage or payment levels; ongoing regulatory compliance; our dependence on third party manufacturers and suppliers; the successful development of our sales and marketing capabilities; our ability to raise additional capital when needed; international commercialization and operation; our ability to attract and retain management and other personnel and to manage our growth effectively; potential product liability claims; the cost and management time of operating a public company; potential healthcare fraud and abuse claims; healthcare legislative reform; and our ability to obtain and maintain intellectual property protection for our technology and products. These and additional risks and uncertainties are described more fully in the Company's filings with the Securities and Exchange Commission, particularly those factors identified as "risk factors" in our annual report on Form 10-K filed May 16, 2019 and subsequent quarterly reports on Form 10-Q. We are providing this information as of the date of this press release and do not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise, except as required by law.

Non-GAAP Disclosures

In addition to the financial information prepared in conformity with GAAP, we provide certain historical non-GAAP financial information. Management believes that these non-GAAP financial measures assist investors in making comparisons of period-to-period operating results and that, in some respects, these non-GAAP financial measures are more indicative of the Company’s ongoing core operating performance than their GAAP equivalents.

Management believes that the presentation of this non-GAAP financial information provides investors with greater transparency and facilitates comparison of operating results across a broad spectrum of companies with varying capital structures, compensation strategies, derivative instruments, and amortization methods, which provides a more complete understanding of our financial performance, competitive position, and prospects for the future. However, the non-GAAP financial measures presented in this Form 10-K have certain limitations in that they do not reflect all of the costs associated with the operations of our business as determined in accordance with GAAP. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Adjusted EBITDA

Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Adjusted EBITDA is defined as net loss before interest, taxes, depreciation and amortization, stock-based compensation, changes in fair value of liability warrants and other one-time costs. Management uses Adjusted EBITDA in its evaluation of the Company’s core results of operations and trends between fiscal periods and believes that these measures are important components of its internal performance measurement process. Therefore, investors should consider non-GAAP financial measures in addition to, and not as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Further, the non-GAAP financial measures presented by the Company may be different from similarly named non-GAAP financial measures used by other companies.

Investor Contact:

Thomas Stankovich

Chief Financial Officer

ReShape Lifesciences Inc.

949-276-6042

tstankovich@ReShapeLifesci.com

Consolidated Balance Sheets

 (in thousands, except share and per share amounts)

	December 31,	December 31,
	2019	2018
ASSETS
Current assets:
Cash and cash equivalents	$2,935	$5,548
Restricted cash	50	—
Accounts and other receivables (net of allowance for bad debts of $709 at December 31, 2019 and $236 at December 31, 2018)	4,096	917
Finished goods inventory	1,317	985
Prepaid expenses and other current assets	1,711	1,269
Total current assets	10,109	8,719
Property and equipment, net	16	64
Operating lease right-of-use assets	758	—
Other intangible assets, net	28,674	36,927
Other assets	99	563
Total assets	$39,656	$46,273
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,264	$1,628
Accrued and other liabilities	3,821	4,829
Warranty liability, current	105	—
Asset purchase consideration payable, current	1,909	1,907
Operating lease liabilities, current	291	—
Total current liabilities	10,390	8,364
Asset purchase consideration payable, noncurrent	2,728	4,403
Operating lease liabilities, noncurrent	477	—
Warranty liability, noncurrent	1,253	—
Deferred income taxes	702	1,844
Total liabilities	15,550	14,611
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized:
Series B convertible preferred stock, $0.01 par value; 3 and 159 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Series C convertible preferred stock, $0.01 par value; 95,388 shares issued and outstanding at December 31, 2019 and December 31, 2018	1	1
Common stock, $0.001 par value; 275,000,000 shares authorized at December 31, 2019 and December 31, 2018; 391,739 and 73,092 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	—	—
Additional paid-in capital	517,310	450,651
Accumulated deficit	(493,197)	(418,990)
Accumulated other comprehensive loss	(8)	—
Total stockholders’ equity	24,106	31,662
Total liabilities and stockholders’ equity	$39,656	$46,273

RESHAPE LIFESCIENCES INC.

Consolidated Statements of Operations

(in thousands, except share and per share amounts)

	Year Ended December 31,
	2019	2018
Revenue	$15,089	$607
Cost of revenue	5,784	164
Gross profit	9,305	443
Operating expenses:
Sales and marketing	4,847	5,237
General and administrative	17,224	14,025
Research and development	3,121	5,722
Impairment of intangible assets and goodwill	6,588	14,005
Legal settlement	1,500	—
Loss on disposal of assets	486	—
Total operating expenses	33,766	38,989
Operating loss	(24,461)	(38,546)
Other expense (income), net:
Interest expense, net	451	12
Loss on extinguishment of debt	71	—
Warrant expense	49,027	145
Gain on foreign currency exchange	(247)	—
Offering costs and other, net	1,337	11
Loss from continuing operations before income taxes	(75,100)	(38,714)
Income tax benefit	893	3,447
Loss from continuing operations	(74,207)	(35,267)
Loss from discontinued operations, net of tax	—	(45,885)
Net loss	(74,207)	(81,152)
Less: Down round adjustments for convertible preferred stock and warrants	—	(3,079)
Net loss attributable to common shareholders	$(74,207)	$(84,231)
Net loss per share - basic and diluted:
Continuing operations	$(42.93)	$(4,107.77)
Discontinued operations	—	(4,915.37)
Net loss per share - basic and diluted	$(42.93)	$(9,023.14)
Shares used to compute basic and diluted net loss per share	1,728,722	9,335

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for the years ended December 31, 2019 and 2018 (in thousands).

	Years Ended December 31,
	2019	2018
GAAP net loss attributable to common stockholders	$(74,207)	$(35,267)
Adjustments:
Interest expense (income) net:	451	12
Income tax provision (benefit)	(893)	(3,447)
Depreciation and amortization	1,706	440
Stock compensation expense	2,311	3,098
Loss on debt extinguishment	71	—
Liability warrant expense	49,027	145
Loss on litigation settlement	1,500	—
Impairment of intangible assets and goodwill	6,588	14,005
Loss on disposal of assets	486	—
Other	1,337	11
Non-GAAP loss	$(11,623)	$(21,003)

The following table contains a reconciliation of non-GAAP net loss to GAAP net loss attributable to common stockholders for each of the fiscal quarters of 2019 (in thousands):

	For the three months ended
(Unaudited)	March 31, 2019	June 30, 2019	September 30, 2019	December 31, 2019
GAAP net loss attributable to common stockholders	$(4,476)	$(15,920)	$(28,754)	$(25,057)
Adjustments:
Interest expense (income) net:	103	213	74	61
Income tax provision (benefit)	—	(586)	—	(307)
Depreciation and amortization	433	430	423	420
Stock compensation expense	1,256	727	(497)	825
Loss on debt extinguishment	—	71	—	—
Liability warrant expense	130	4,127	22,564	22,206
Loss on litigation settlement	—	—	1,500	—
Impairment of intangible assets	—	6,588	—	—
Loss on disposal of assets	—	—	—	486
Other	(3)	612	727	1
Non-GAAP loss	$(2,557)	$(3,738)	$(3,963)	$(1,365)